UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017 (March 8, 2017)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.

On March 8, 2017, Inventergy Global, Inc. (the “Company”) entered into a lock-up agreement (the “Lock-Up Agreement”) with the holders (the “Stockholders”) of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”) pursuant to which the Stockholders agreed not to sell or otherwise dispose of any shares of common stock of the Company obtained upon conversion of their shares of Series E Preferred Stock at a per share price of less than $0.50 per share (subject to adjustment) until after March 31, 2017. A copy of the Lock-Up Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 8, 2017, the Company held a special meeting of stockholders (the “Stockholders’ Meeting”), pursuant to which the Company’s stockholders approved the three proposals listed below. Each of these proposals is described in detail in the Company’s proxy statement, filed with the Securities and Exchange Commission on January 18, 2017.

The final results for the votes regarding each proposal are set forth below:

1.  Approve the assignment of the Company’s current patent portfolio, as contemplated under the restructuring agreement, dated as of December 22, 2016, by and between the Company and the subsidiaries of the Company, and DBD Credit Funding LLC and CF DB EZ LL to a newly created special purpose entity.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,012,636	164,491	64,600	2,137,321

2.  Approve an amendment to Article IV of the Company’s certificate of incorporation, as amended, to (i) effect a reverse stock split of the Company’s authorized and outstanding capital stock, at a ratio of between one-for-two and one-for-five, with such ratio to be determined at the sole discretion of the board of directors of the Company and with such reverse stock split to be effected at such time and date, if at all, as determined by the board of directors in its sole discretion and (ii) to reduce the number of authorized shares of the Company’s capital stock in a corresponding proportion.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,215,947	1,906,765	256,336	—

3.  Approve, for purposes of complying with applicable Nasdaq Listing Rules, the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s financing in July 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,449,692	561,828	230,207	2,137,321

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
10.1	Form of Lock-Up Agreement, dated March 8, 2017, between the Company and the holders of Series E Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2017

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer